Exhibit 99.3

Date:	March 13, 2012
To:	First Federal Savings Bank of Iowa Employees
From:	David M. Bradley
RE:	Merger Announcement

I would first like to thank you all for your continued support and dedication to North Central Bancshares, Inc. (“Company”) and First Federal Savings Bank of Iowa (“Bank”). I am writing to share some exciting news with you. Yesterday, our Board of Directors approved, and we entered into, a definitive merger agreement with Great Western Bancorporation, Inc. (“Great Western”), headquartered in Sioux Falls, South Dakota (the “Merger Agreement”). Under the Merger Agreement, Great Western has agreed to purchase all of the outstanding common stock of the Company. This means that, subject to certain conditions, upon effectiveness of the merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive $30.58 per share, representing a premium of more than 30% over the closing share price on March 9, 2012.

Our entry into the merger agreement is the first step in completing the merger. Great Western is in the process of obtaining regulatory approvals and non-objections, which is a lengthy process, so we expect that the merger process will be completed in the summer of this year. As a publicly-traded company, while the transactions are pending, the Company is required by the rules of the U.S. Securities and Exchange Commission (“SEC”) to limit what we can say about the merger to facts that that have been disclosed in our SEC filings. Therefore, we ask that if you receive any questions related to the merger from anyone, including customers or the media, please direct them to Tom Chalstrom or Dave Bradley, our authorized spokespersons.

I know this news likely comes as a surprise to many of you and may create stress and anxiety, in terms of what this all means for you. In this very competitive and highly regulated banking environment that we operate in, we believe that joining forces with a larger bank like Great Western Bank and its strong management team will better serve the Bank and our customers. We further believe that combining our franchise with Great Western’s state-wide franchise will benefit all of our constituencies including our shareholders, customers, employees and the communities in which we serve. We are excited about the potential opportunities created by this combination of our operations with those of Great Western and look forward to joining the Great Western family.

Our bank management along with Great Western Bank management intends to hold an all-employee communication night in early April. Below I have provided answers to some questions that I believe you may have after hearing about this announcement. I look forward to seeing you at the meeting.

Sincerely,

/s/ David M. Bradley

David M. Bradley
Chairman, President & CEO

1.	What has been announced?

North Central Bancshares, Inc. (the “Company”) has announced that it has entered into a definitive merger agreement with Great Western Bancorporation, Inc. (“Great Western”) whereby, through a series of transactions, the Company will be merged into Great Western and First Federal Savings Bank of Iowa (the “Bank”) will be merged into Great Western’s wholly-owned bank subsidiary, Great Western Bank. Upon effectiveness of the merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive $30.58 per share, representing a premium of more than 30% over the closing share price on March 9, 2012.

2.	What will happen to the Bank?

Upon the closing of the transactions set out in the Merger Agreement, the Bank will be merged into Great Western Bank.

3.	What is Great Western Bancorporation, Inc.?

Great Western is the holding company for Great Western Bank. Great Western Bank is a regional Midwestern bank with core relationship banking values, over $8 billion in assets and an agribusiness and commercial and industrial lending focus. Headquartered in Sioux Falls, South Dakota, Great Western Bank has nearly 200 banking locations across seven states. Great Western Bank’s ultimate parent company, National Australia Bank Limited, is an international financial services organization with over $750 billion in assets.

4.	Why did the Company agree to these transactions?

After careful and thoughtful consideration, our Board of Directors determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of our shareholders and customers (over the long-term).

We believe that with Great Western’s resources and financial strength, we can enhance our position in the region and to continue our commitment to customer service.

5.	What about my job? Will I be laid off?

Great Western is in the process of working through merger integration planning. It is too early to speculate on the details regarding any individual positions. Providing you with prompt and complete answers is a high priority to us in this transition phase.

6.	What about our health benefits, are they going to change?

Prior to the closing of the merger, your health benefits will remain the same. As the merger will not close for several months, it would be premature to comment on specific changes to your health benefits. However, as we have noted, providing you with prompt and complete answers is a high priority to us in this transition phase. In the Merger Agreement, Great Western has agreed that for one year beginning on the closing of the merger, Great Western will provide each our of employees who continues employment at Great Western with benefits that are substantially comparable, in the aggregate, to our employee benefit plans in effect immediately prior to the closing of the merger.

7.	What happens to my shares of Company Common Stock that are held in my account in the Bank’s 401(k) and Stock Ownership Plan (“ESOP”)?

Any shares of Company Common Stock that are held in your account under the ESOP as of the closing of the merger will be converted into the right to receive $30.58 in cash without interest per share. This cash will then be held in your account under the ESOP, which is a tax-qualified retirement plan, until you are eligible to receive a distribution under the ESOP, and will continue to be subject to the vesting requirements under the ESOP, if any.

8.	What is the timeframe for these transactions?

We expect the transaction will close in summer this year, subject to satisfaction of various closing conditions in the merger agreement, including approval from our shareholders and the receipt of regulatory approvals.

9.	What are the conditions to the closing of the Mergers? Are there any obstacles?

The Merger Agreement includes various closing conditions, including the approval of our shareholders and the receipt of regulatory approvals.

10.	Will the bank branches be changing names?

Yes. Bank locations will become Great Western Bank branches upon closing date.

11.	What do I tell customers?

Until closing, it is business as usual. Customers can continue to use their checks, debit cards and online banking as they do today. Any changes affecting customers will be communicated in advance.

12.	How can I learn more about Great Western Bank?

Learn more about Great Western Bank online at www.GreatWesternBank.com.

13.	Where can I go for additional information?

We realize that you will have many questions, and we will do our very best to keep you informed in a timely manner as we always have. In the meantime, please feel free to speak with your manager for additional information.

Additional Information

The discussion of the merger agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, which is being filed with the Securities and Exchange Commission (the “SEC”) as an exhibit the Current Report on Form 8-K filed on March 13, 2012. Investors are urged to read the merger agreement for a more complete understanding of the terms of the transactions discussed herein.

This announcement does not constitute a solicitation of any vote or approval. The Company will be filing with the SEC a proxy statement related to a special meeting of its shareholders and other relevant documents related to the approval by the Company’s common shareholders of the merger agreement and related transactions (“Shareholder Approval”). We urge investors to read the related proxy statement and any other relevant documents to be filed with the SEC because they will contain important information.

Once available, these documents will be obtainable free of charge on the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge from David M. Bradley, Chairman, President and Chief Executive Officer of the Company

The directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies for Shareholder Approval. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Shareholder Approval will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT RELATED TO NORTH CENTRAL’S SPECIAL MEETING OF SHAREHOLDERS TO APPROVE THE MERGER AGREEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You can find current information about the Company’s executive officers and directors in the proxy statement related to its upcoming annual meeting of shareholders, which was filed with the SEC on Schedule 14A on March 9, 2012.

Caution about Forward-Looking and other Statements

This announcement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the transactions discussed herein. Although we believe that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any results expressed or implied by such forward-looking statements or that the Company will be able to close on the transactions by the anticipated closing date. Such forward-looking statements are subject to risks and uncertainties, that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approvals or non-objections and Shareholder Approval will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The merger agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the merger agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the merger agreement are qualified and limited, including by information in the schedules referenced in the merger agreement that the Company delivered in connection with the execution of the merger agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.